Exhibit 5.2

330 North Wabash Avenue Suite 2800 Chicago, Illinois 60611 Tel: +1.312.876.7700 Fax: +1.312.993.9767
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March 10, 2023 Tritium DCFC Limited 48 Miller Street Murarrie, QLD 4172 Australia	Austin Beijing Boston Brussels Century City Chicago Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid	Milan Munich New York Orange County Paris Riyadh San Diego San Francisco Seoul Shanghai Silicon Valley Singapore Tel Aviv Tokyo Washington, D.C.

Re:	Tritium DCFC Limited – Registration Statement on Form F-3

To the addressee set forth above:

We have acted as special counsel to Tritium DCFC Limited, a public limited company organized under the laws of Australia (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-3 (the “Registration Statement”), including (A) a base prospectus, which may be supplemented by one or more prospectus supplements, under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer and sale from time to time of (a) up to 52,886,962 issued ordinary shares of the Company, no par value (the “Ordinary Shares”), by certain of the selling securityholders named in the Registration Statement or their permitted transferees, and (b) the issuance by the Company of up to 9,268,131 Ordinary Shares upon the exercise of the Company’s issued public warrants, and (B) a base prospectus (the “Financing Warrant Base Prospectus”), which may be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Financing Warrant Base Prospectus, a “Financing Warrant Prospectus”), under the Act relating to the registration of (a) the offer and sale from time to time of up to 1,534,410 warrants (the “Financing Warrants”) to acquire Ordinary Shares, in each case, by certain of the selling securityholders named in the Registration Statement or their permitted transferees, (b) the issuance by the Company of up to an aggregate of 1,534,410 Ordinary Shares (the “Financing Warrants Shares”) upon exercise of the Financing Warrants and the resale of such Ordinary Shares, and (c) the resale of 2,202,525 Ordinary Shares (the “Financing Warrant Resale Shares”) previously issued to certain of the selling securityholders named in the Registration Statement or their permitted transferees upon exercise of Financing Warrants. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectuses or prospectus supplements other than as expressly stated herein with respect to the offer and sale of the Financing Warrants.

March 10, 2023

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of Australia are addressed in the opinion of Corrs Chambers Westgarth, which has been separately provided to you. We express no opinion with respect to those matters herein, and, to the extent such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Financing Warrants are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion set forth herein is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any debt securities of the Company, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Financing Warrants and that certain Warrant Agreement, dated September 2, 2022, by and between the Company, Computershare Inc.

March 10, 2023

and Computershare Trust Company, N.A., relating to the Financing Warrants, have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) that the Financing Warrants constitute or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Financing Warrants as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Financing Warrant Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins